Q4 and Full Year 2023 Earnings Presentation March 14, 2024 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," “outlook”, "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $71.2 million and $33.1 million of cash and cash equivalents and restricted cash for the years ended December 31, 2023, and December 31, 2022 respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition. Full year Highlights Full year 2023 Highlights Total investment income for the year ended 2023 was $76.3 million, of which $63.5 million was attributable to interest income from the Debt Securities Portfolio. This compares to total investment income of $69.6 million for the year ended 2022, of which $55.8 million was attributable to interest income from the Debt Securities Portfolio. Core investment income(1) for full year 2023, excluding the impact of purchase price accounting, was $74.5 million, an increase of $10.3 million as compared to core investment income of $64.2 million for full year 2022. Net investment income ("NII") for full year 2023 was $34.8 million ($3.66 per share) as compared to $28.9 million ($3.00 per share) for full year 2022. Total shares repurchased in open market transactions under the Renewed Stock Repurchase Program during the year ended December 31, 2023 were 224,933 at an aggregate cost of approximately $4.4 million. This compares to 167,017 shares repurchased during the year ended December 31, 2022 at an aggregate cost of approximately $3.8 million. Total investments at fair value as of December 31, 2023 was $467.9 million; when excluding CLO funds, Joint Ventures, and short-term investments, these investments are spread across 27 different industries and 100 different entities with an average par balance per entity of approximately $3.1 million. This compares to $576.5 million of total investments at fair value (excluding derivatives) as of December 31, 2022, comprised of investments in 119 different entities (excluding CLO funds, Joint Ventures, and short-term investments). Weighted average contractual interest rate on our interest earning Debt Securities Portfolio for the year ended 2023 was approximately 12.5%. Non-accruals on debt investments, as of December 31, 2023 were seven debt investments as compared to four debt investments on non-accrual status as of December 31, 2022. As of December 31, 2023, debt investments on non-accrual status represented 1.3% and 3.2% of the Company’s investment portfolio at fair value and amortized cost, respectively. This compares to debt investments on non-accrual status representing 0.0% and 0.6% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of December 31, 2022. Net asset value (“NAV”) full year 2023 was $213.5 million ($22.76 per share) as compared to $232.1 million ($24.23 per share) for full year 2022; The increase in NAV per share, despite a decrease in total NAV, was due to the accretive nature of the share repurchase program to NAV per share. Par value of outstanding borrowings, as of December 31, 2023, was $325.7million with an asset coverage ratio of total assets to total borrowings of 165%. On a net basis, leverage as of December 31, 2023 was 1.19x(2) compared to net leverage of 1.49x(2) as of December 31, 2022. Increased Stockholder distribution from $0.67 in the fourth quarter of 2022 to $0.69 in the fourth quarter of 2023. Including the distribution subsequent to the announcement of full year 2023 earnings results, total stockholder distributions for 2023 amount to $2.75 per share.

Financial Highlights Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses, such as incentive fees. For the year ended December 31, 2023, core net investment income excludes a one-time expense reimbursement Portman Ridge received from its investment adviser, while also excluding the secondary impact that the reimbursement had on other expenses, such as incentive fees. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment and the reimbursement. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. See slide 8 for a presentation of Reported net investment income in comparison to Core net investment income and a reconciliation thereof.

3 month SOFR per Bloomberg as of February 14, 2024. As of December 31, 2023, all of our floating rate assets were on SOFR contract. If all floating rate assets as of 12/31 were reset to current 3 month benchmark rates (5.32%), we would expect to generate an incremental ~$86k of quarterly income. Rising Rates (1)

Over the last three years, Portman has experienced an average of $1.3 million in income related to repayment / prepayment activity as compared to the current quarter of $0.5 million. Limited Repayment Activity

All per share information assumes the ending 12/31/2023 share count, including Q4 2023. Reflects the Company's net investment income of $1.19 per share for the quarter ended December 31, 2023, excluding a one-time expense reimbursement Portman Ridge received from its investment adviser, while also excluding the secondary impact that the reimbursement had on other expenses, such as incentive fees. Portman Ridge believes presenting net investment income (excluding the impacts of the expense reimbursement) and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment and the reimbursement. However, net investment income (excluding the impacts of the expense reimbursement) is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, net investment income (excluding the impacts of the expense reimbursement) should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. See slide 4 for a reconciliation of net investment income (excluding the impacts of the expense reimbursement) to net investment income. The below analysis begins with Q4 2023 net investment income and assumes no other changes to the portfolio (including accrual status of each portfolio company), investment income, professional expenses or administrative expenses other than the following: Current benchmarks assumes that all assets and liabilities that have SOFR based contracts are reset at 5.32% plus applicable spreads beginning on January 1, 2024. NII Per Share Bridge (2)

Core Earning Analysis Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

Net Asset Value Rollforward Excluding gains from merger activity. Impact includes merger transaction costs Includes the transaction purchase of portfolio assets from JMP GROUP LLC on October 26, 2021 Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $71.2 million $33.7 million, $35.4 million, $46.1 million and $33.1 million of cash and cash equivalents and restricted cash for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022 respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition.

As of December 31, 2023. Figures shown do not include short term investments, CLO holdings, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. Shown as % of debt and equity investments at fair market value. Current Portfolio Profile(1) Diversified Portfolio of Assets Diversification by Borrower(2) Asset Mix(2) Industry Diversification(2) 100 Debt + Equity Portfolio Investee Companies $3.1mm / 1% Average Debt Position Size U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable to improving during the rotation period Top 5 Borrowers, 18.6%

PORTMAN RIDGE

Portfolio Trends[1][2]

($ in '000s)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Portfolio Sourcing (at Fair Value):					
BC Partners	$367,771	$360,061	$357,971	$366,509	$357,645
Legacy KCAP	$52,847	$44,061	$30,718	$24,719	$26,274
Legacy OHAI	$9,179	$6,943	$6,715	$6,289	$1,188
Legacy GARS	$106,494	$95,343	$91,842	$82,738	$69,488
Legacy HCAP [3]	$40,187	$32,714	$22,854	$20,166	$13,271
Portfolio Summary:					
Total portfolio, at fair value	**$576,478**	**$539,122**	**$510,100**	**$500,419**	**$467,865**
Total number of debt portfolio companies / Total number of Investments [4]	96 / 198	87 / 184	85 / 183	83 / 175	80 / 174
Weighted Avg EBITDA of debt portfolio companies	$98,260	$98,349	$99,545	$107,118	$108,229
Average size of debt portfolio company investment, at fair value	$3,046	$3,033	$2,879	$3,294	$3,165
Weighted avg first lien / total leverage ratio (net) of debt portfolio	4.9x / 5.4x	5.0x / 5.5x	4.9x / 5.5x	5.0x / 5.8x	5.0x/5.8x
Portfolio Yields and Spreads:					
Weighted average yield on debt investments at par value [5]	11.1%	11.9%	11.3%	12.2%	12.3%
Average Spread to LIBOR	708 bps	759 bps	675 bps	744 bps	750 bps
Portfolio Activity:					
Beginning balance	$571,648	$576,478	$539,122	$510,100	$500,419
Purchases / draws	43,094	14,878	15,257	18,301	18,061
Exits / repayments / amortization	(21,052)	(46,158)	(36,296)	(29,912)	(48,148)
Gains / (losses) / accretion	(17,212)	(6,076)	(7,983)	1,930	(2,467)
Ending Balance	**$576,478**	**$539,122**	**$510,100**	**$500,419**	**$467,865**

(1) For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives.
(2) Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed
(3) Includes assets purchased from affiliate of HCAP's former manager in a separate transaction.
(4) CLO holdings and Joint Ventures are excluded from investment count.
(5) Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures.

11

Based on FMV. As of December 31, 2023, seven of the Company’s debt investments were on non-accrual status and represented 1.3% and 3.2% of the Company’s investment portfolio at fair value and amortized cost, respectively Credit Quality

At Fair Value. Does not include activity in short-term investments and derivatives. Portfolio Composition (1)

M&A Value Realization Our track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets OHAI GARS HCAP

Appendix

Balance Sheet

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the weighted average shares outstanding and per share values have been adjusted retroactively to reflect the split for all periods presented. During the year ended December 31, 2023, the Company received $610.2 thousand of non-recurring fee income that was paid in-kind and included in the financial statement line item. Income Statement

Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $26.9 million as of December 31, 2023 Restricted cash of $44.7 million as of December 31, 2023 Debt Summary As of December 31, 2023, par value of outstanding borrowings was $325.7 million; there was $23 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and no available borrowing capacity under the 2018-2 Secured Notes. Corporate Leverage & Liquidity

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. Regular Distribution Information (1)